     As filed with the Securities and Exchange Commission on April 15, 2003
                                                     Registration No. 333-103405
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             -------------------

                            NAVIGANT CONSULTING, INC.
             (Exact name of registrant as specified in its charter)

                              -------------------

                   Delaware                               36-4094854
(State or Other Jurisdiction of Incorporation           (I.R.S. Employer
               or Organization)                        Identification No.)

                             615 North Wabash Avenue
                             Chicago, Illinois 60611
                         (Address of Principal Executive
                          Offices, including Zip Code)

                            Navigant Consulting, Inc.
                          Employee Stock Purchase Plan
                            (Full Title of the Plan)

                                Philip P. Steptoe
                  Vice President, General Counsel and Secretary
                             615 North Wabash Avenue
                             Chicago, Illinois 60611
                     (Name and Address of Agent for Service)

                                 (312) 573-5600
          (Telephone Number, including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                                    Proposed      Proposed
                                                       Amount        maximum       maximum       Amount of
                                                       to be        offering      aggregate    registration
                                                    registered (2)  price per   offering price    fee (4)
Title of securities to be registered (1)                (3)         unit (4)        (4)             (5)
------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share.......    500,000 shares      $5.88     $ 2,940,000     $ 237.85
============================================================================================================

(1) Each share of Common Stock is accompanied by a share purchase right pursuant to the Registrant's Rights Agreement, dated December 15, 1999, with American Stock Transfer and Trust Company as Rights Agent.
(2) This Post-Effective Amendment No. 1 to Registration Statement covers, in addition to the number of shares of Common Stock stated above and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an indeterminate number of shares and interests in the Navigant Consulting, Inc. Employee Stock Purchase Plan (the "Plan") which by reason of certain events specified in the Plan may become subject to the Plan.
(3) This Post-Effective Amendment No. 1 to Registration Statement includes any additional shares of Registrant's common stock that may be issued pursuant to antidilution provisions contained in the Plan.
(4) Pursuant to Rule 457(h), the maximum offering price, per share of Common Stock and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on February 21, 2003, as reported on the New York Stock Exchange and published in The Wall Street Journal.
(5) The registration fee was paid on February 24, 2003 in connection with the original filing of the Form S-8 Registration Statement.

================================================================================

                              PURPOSE OF AMENDMENT

     This Post-Effective Amendment No. 1 to Form S-8 Registration Statement (this "Amendment No. 1") is being filed solely to correct Exhibit 4.6, Navigant Consulting, Inc. Employee Stock Purchase Plan, to the Form S-8 Registration Statement (File No. 333-103405) originally filed with the Commission on February 24, 2003 (the "Registration Statement"), because an incorrect version of the Plan was inadvertently filed as Exhibit 4.6 to the Registration Statement. The Registration Statement is not otherwise amended or superseded by this Amendment No. 1.

                                     PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

     See the attached Index of Exhibits at page 4, which is incorporated in this
Item 8 by reference.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 15, 2003.

                                        NAVIGANT CONSULTING, INC.

                                        By:    /s/  WILLIAM M. GOODYEAR
                                            ------------------------------------
                                                    William M. Goodyear
                                             Chairman of the Board and Chief
                                                   Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated as of April 15, 2003.

            Signature                                            Title
            ---------                                            -----
    /s/  WILLIAM M. GOODYEAR                  Chairman of the Board and Chief Executive Officer
-----------------------------------------        (Principal Executive Officer) and Director
         William M. Goodyear

                 *                            Executive Vice President and Chief Financial Officer
-----------------------------------------        (Principal Financial and Accounting Officer)
             Ben W. Perks

                 *                                             Director
-----------------------------------------
         Thomas A. Gildehaus

                 *                                             Director
-----------------------------------------
        Valerie B. Jarrett

                 *                                             Director
-----------------------------------------
          Peter B. Pond

                 *                                             Director
-----------------------------------------
         Samuel K. Skinner

                 *                                             Director
-----------------------------------------
         James R. Thompson

*By:  /s/  WILLIAM M. GOODYEAR
-----------------------------------------
    William M. Goodyear, Attorney-in-Fact

                                INDEX TO EXHIBITS

         Exhibit No.     Description
         -----------     -----------

         4.1 Amended and Restated Certificate of Incorporation of Registrant filed as an exhibit to the Registrant's Registration Statement on Form S-1 (Registration No. 333-9019) on July 26, 1996, is incorporated herein by reference.

         4.2 Amendment No. 1 to Amended and Restated Certificate of Incorporation of the Registrant, filed as an exhibit to the Registrant's Registration Statement on Form S-3 (the "S-3") (Registration No. 333-40489) on
                         November 18, 1997, is incorporated herein by reference.

         4.3 Amendment No. 2 to Amended and Restated Certificate of Incorporation of the Registrant, filed on Form 8-A12B on July 20, 1999, is incorporated herein by reference.

         4.4 Bylaws of the Registrant, filed as exhibit 3.3 to Amendment No. 1 to the S-3 on February 12, 1998, are incorporated herein by reference.

         4.5 Rights Agreement dated as of December 15, 1999 between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, filed as exhibit 4 to the Registrant's Current Report on Form 8-K dated December 15, 1999, and filed on December 17, 1999, is incorporated herein by reference.

         4.6             Navigant Consulting, Inc. Employee Stock Purchase Plan.

         5.*             Opinion of Registrant's Counsel.

         23.1*           Consent of KPMG LLP (Independent Accountants).

         23.2*           Consent of Registrant's Counsel (included in
                         Exhibit 5).

         24.1* Power of Attorney (included in the Registration Statement under "Signatures").


         __________________
         * Previously filed.